GulfMark Offshore, Inc. Announces
3rd Quarter 2006 Earnings Release Date
and Conference Call Information

October 24, 2006 - HOUSTON - GulfMark Offshore, Inc. (NASDAQ:GMRK) today announced plans to report earnings for the third quarter and nine months ended September 30, 2006, after the market closes on Wednesday, November 1, 2006. The Company will conduct a conference call at 11:30 a.m. EST on Thursday, November 2, 2006, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial (877) 381-5943 in the United States or (706) 679-4543 from outside the country.

The conference call will also be available via audio web cast at http://www.investorcalendar.com.

A telephonic replay of the conference call will be available for 4 days, starting approximately 2 hours after the completion of the call, and can be accessed by dialing 800/642-1687 (international callers should use 706/645-9291) and entering access code 9729409.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of sixty (60) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, and the Americas.

Contact: Edward A. Guthrie, Executive Vice President
E-mail: Ed.Guthrie@GulfMark.com
(713) 963-9522

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.